EXHIBIT 10.9


                                    Uni, Co.
                          12205 S.W. 16 Terrace, #A-108
                              Miami, Florida 33175

(305) 226-9555                                               Fax: (305) 552-9792


June 19, 1997


PharmaSystems Cost Containment Corp.
7350 N.W. 7th Street, Suite #104
Miami, Florida  33126

Dear Dr. Rodriguez:

Pursuant to our prior meeting and discussion, this letter is to serve as an affirmation of the scope, terms and conditions of our agreed upon engagement.

PharmaSystems Cost Containment Corp. (Pharma) desires to engage Uni, Co. (The Company) to furnish Aurelio E. Alonso, CPA (AEA), to Pharma as Chief Financial Officer to perform the usual and customary services associated with such a position.

The term of this engagement is on a month-to-month basis cancelable with a 30 days' notice.

The fee corresponding to the above-mentioned service is $10,000.00 per month and contemplates approximately 25 hours per week commitment of direct chargeable hours by AEA to Pharma. The fee is payable semi-monthly with $5,000.00 due upon your acceptance of this letter.

If you are in agreement with the foregoing, kindly execute below.

Very truly yours,

Uni, Co.

/S/Aurelio E. Alonso
-------------------------------------
Aurelio E. Alonso
President

Agreed to and accepted this 19th day of June, 1997.

PharmaSystems Cost Containment Corp.


/S/ Jose L. Rodriguez, M.D.
-------------------------------------
By: Jose L. Rodriguez, M.D., Chairman